Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2025, with respect to the consolidated financial statements of CI&T Inc incorporated herein by reference.

Campinas

December 16, 2025

/s/ KPMG Auditores Independentes Ltda.

KPMG Auditores Independentes Ltda.